As filed with the Securities and Exchange Commission on October 14, 2010
Registration No. 333-148877 333-154928 333-159835

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________________________________

GLG Partners, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5009693
(State or other jurisdiction of incorporation) or organization)	(I.R.S. Employer Identification No.)
399 Park Avenue, 38th Floor
New York, New York 10022
(Address, including zip code, of each registrant’s principal executive offices)
_________________________________________________

GLG Partners, Inc. 2007 Long-Term Incentive Plan
GLG Partners, Inc. 2007 Restricted Stock Plan
GLG Partners, Inc. 2009 Long-Term Incentive Plan
(Full Title of the Plan)
_________________________________________________

Noam Gottesman
Chairman of the Board and Co-Chief Executive Officer
399 Park Avenue, 38th Floor
New York, New York 10022
(212) 224-7200
(Name, address, including zip code, and telephone number, including area code, of agent for services)
_________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Amendment”) to each Registration Statement on Form S-8 (Registration Nos. 333-148877, 333-154928 and 333-159835) (the “Registration Statements”) is being filed for the sole purpose of terminating the Registration Statements and deregistering any unissued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), previously registered under the Registration Statements and issuable under the GLG Partners, Inc. 2007 Long-Term Incentive Plan, the GLG Partners, Inc. 2007 Restricted Stock Plan and the GLG Partners, Inc. 2009 Long-Term Incentive Plan.  The Company hereby removes from registration any and all unissued shares of Common Stock registered under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of October, 2010.

GLG PARTNERS, INC.
By:	/s/ Noam Gottesman
Noam Gottesman Chairman of the Board and Co-Chief Executive Officer